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                                   Exhibit 11

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                                  Exhibit 11


               Statement re computation of per share net income
                         Columbia Banking System, Inc.



                                                                                 Twelve Months Ended December 31,
(in thousands, except per share data)                                     1998                 1997                 1996
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
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Net income applicable to common stock                                   $10,201              $ 9,275               $4,635
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Average number of basic common shares outstanding                        10,046                9,875                7,192
Dilutive effect of stock options unexercised                                313                  291                  205
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Average number of diluted common shares outstanding                      10,359               10,166                7,397
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         Diluted net income per share                                   $  0.98              $  0.91               $ 0.63
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

On April 22, 1998, the Company announced a three shares for two stock split
payable on May 20, 1998, to shareholders of record on May 6, 1998.   Common
shares issued and outstanding, average shares outstanding and net income per share for all periods presented have been retroactively adjusted to give effect to this transaction.

For additional information on earnings per share, please see the "Capital" section of the "Management Discussion and Analysis of Financial Condition and Results of Operations" beginning at page 24 of the Annual Report, which is incorporated herein by reference.